Exhibit (10)(iii)(A)(17.15)

AMENDMENT TO

CINCINNATI BELL MANAGEMENT PENSION PLAN

The Cincinnati Bell Management Pension Plan (the “Plan”) is hereby amended, effective as of January 1, 2008 and in order to make certain changes in the Plan designed to meet in good faith certain requirements of the Pension Protection Act of 2006, in the following respects.

1. Subsection 2.1.21 of the Plan shall be amended in its entirety to read as follows.

2.1.21 “Qualified Joint and Survivor Annuity” means an annuity (i.e., a form of benefit without life insurance which provides for equal payments at regular installments over more than a one year period) payable in the manner described in the following paragraphs of this Subsection 2.1.21.

(a) Under a Qualified Joint and Survivor Annuity, monthly payments are made to a Participant for his life, and after his death monthly survivor payments continue to the person who is the spouse of the Participant on the date as of which the annuity commences to be paid to the Participant (for purposes of this paragraph (a), the “spouse”), provided that the spouse survives the Participant for the spouse’s life. Payments under the Qualified Joint and Survivor Annuity shall end with the payment due for the calendar month in which the date of death of the survivor of the Participant and the spouse occurs.

(b) Under a Qualified Joint and Survivor Annuity, each monthly survivor payment to the person who is the spouse of the Participant on the date as of which the annuity commences to be paid to the Participant shall be equal in amount to 50% (or, when both the annuity begins being paid as of a commencement date that occurs after December 31, 2007 and the Participant otherwise chooses when he elects the form of his retirement benefit under the subsequent provisions of the Plan, either 75% or 100%) of the monthly payment amount made during the life of the Participant under the same annuity.

(c) Any reference in the other provisions of the Plan to a “50% Qualified Joint and Survivor Annuity,” a “75% Qualified Joint and Survivor Annuity,” or a “100% Qualified Joint and Survivor Annuity” refers to a Qualified Joint and Survivor Annuity that has each of its monthly survivor payments based on the specified percent (50%, 75%, or 100%) of the monthly payment amount made during the life of the Participant under the same annuity. (The 75% Qualified Joint and Survivor Annuity constitutes the qualified optional survivor annuity that is required to be offered under the Plan by reason of section 1004 of the Pension Protection Act of 2004.)

(d) The monthly amount of a Qualified Joint and Survivor Annuity that is paid while the Participant is living is determined under the provisions of Subsection 7.2.2 below and certain other provisions of the Plan.

2. Sections 6.3 and 6.4 of the Plan shall be amended in their entireties to read as follows.

6.3 Vested Retirement. A Participant who ceases to be an Employee (other than by reason of his death) prior to becoming eligible for any normal or late retirement benefit under the foregoing provisions of this Article 6, but after completing a sufficient number of years of Vesting Service by the date he ceases to be an Employee so that he has as of such date a Vested Percentage above 0% pursuant to the provisions of Section 6.4 below, shall also be entitled to a retirement benefit under the Plan (unless he dies before the commencement date of the benefit). The date as of which such benefit will commence and the form in which such benefit will be paid shall be determined under the provisions of Article 7 below.

6.4 Vested Percentage. For purposes of determining whether a Participant may be entitled to a retirement benefit under Section 6.3 above, and also for purposes of helping to determine (under the provisions of Article 7 below) the amount of each payment of a retirement benefit that may be payable with respect to any Participant who becomes entitled to a retirement benefit under any of the foregoing provisions of this Article 6, the Participant’s vested percentage under this Plan must be determined. For purposes of all provisions of the Plan, as of any date (for purposes of this Section 6.4, the “subject date”), the “vested percentage” of any Participant shall be determined under the following Subsections of this Section 6.4.

6.4.1 The Participant’s vested percentage shall be 100% if the subject date occurs on or after the date on which Participant first attains his Normal Retirement Age and the Participant is an Employee on such date.

6.4.2 If (a) Subsection 6.4.1 above does not apply to the Participant, (b) the subject date occurs on or after January 1, 2008, and (c) the Participant completes at least one Hour of Service on or after January 1, 2008 (and by the subject date), then the Participant’s vested percentage shall be 0% if the Participant has not completed at least three years of Vesting Service by the subject date or 100% if the Participant has completed at least three years of Vesting Service by the subject date (except that, if the Participant was a Participant in the Plan as of December 31, 2007, then, notwithstanding the foregoing, the Participant’s vested percentage shall in no event be less than 20% if the Participant has completed at least one but not two years of Vesting Service by the subject date or 40% if the Participant has completed at least two but not three years of Vesting Service by the subject date).

6.4.3 If (a) neither Subsection 6.4.1 or 6.4.2 above applies to the Participant, (b) the subject date occurs on or after January 1, 2001, (c) the Participant completes at least one Hour of Service on or after January 1, 2001 (and by the subject date), and (d) either the subject date occurs prior to January 1, 2008 or the Participant fails to complete at least one Hour of Service on or after January 1, 2008, then the Participant’s vested percentage shall be 0% if the Participant has not completed at least one year of Vesting Service by the subject date, 20% if the Participant has completed at least one but not two years of Vesting Service by the subject date, 40% if the Participant has completed at least two but not three years of Vesting Service by the subject date, 60% if the

Participant has completed at least three but not four years of Vesting Service by the subject date, 80% if the Participant has completed at least four but not five years of Vesting Service by the subject date, or 100% if the Participant has completed at least five years of Vesting Service by the subject date.

6.4.4 If (a) none of Subsections 6.4.1, 6.4.2, and 6.4.3 above applies to the Participant and (b) either the subject date occurs prior to January 1, 2001 or the Participant fails to complete at least one Hour of Service on or after January 1, 2001, then the Participant’s vested percentage shall be 0% if the Participant has not completed at least five years of Vesting Service by the subject date or 100% if the Participant has completed at least five years of Vesting Service by the subject date.

3. Subsection 7.2.2 of the Plan shall be amended in its entirety to read as follows.

7.2.2 Subject to the other terms of the Plan, if a Participant is married as of the date a retirement benefit under the Plan commences to be paid to him, such retirement benefit shall be paid in the form of a Qualified Joint and Survivor Annuity. The following paragraphs of this Subsection 7.2.2 shall determine the monthly amount of such annuity while the Participant is living.

(a) If the commencement date of the Participant’s retirement benefit occurs on or after January 1, 2008 (in which case the Qualified Joint and Survivor Annuity may be a 50%, 75%, or 100% Qualified Joint and Survivor Annuity), then, subject to the provisions of subparagraphs (i) and (ii) below, the monthly amount of the Qualified Joint and Survivor Annuity that is payable to the Participant during the joint lives of the Participant and the person who is his spouse on the date as of which the annuity commences to be paid to the Participant shall be equal to the monthly amount that makes such annuity actuarially equivalent (using the actuarial assumptions referred to in the immediately following sentence) to the Participant’s retirement benefit if it was paid in the form of a Single Life Annuity that commences as of the same commencement date as applies to such Qualified Joint and Survivor Annuity. The actuarial assumptions referred to in the immediately preceding sentence shall be: (1) an interest rate assumption of 6% per annum; and (2) the mortality rates specified in the 2008 Applicable Mortality Table as published by the Internal Revenue Service in the appendix to Revenue Ruling 2007-67.

(i) Notwithstanding the foregoing provisions of this paragraph (a) and pursuant to the provisions of the first sentence of Subsection 11.5.6 below, if the commencement date of the Participant’s retirement benefit occurs on or after January 1, 2008, if the Participant had been a Participant in the Plan prior to January 1, 2008, and if the Participant’s retirement benefit is paid in the form of a 50% Qualified Joint and Survivor Annuity, then the monthly amount of such 50% Qualified Joint and Survivor Annuity (that is payable to the Participant during the joint lives of the Participant and the person who is his spouse on the date as of which the annuity commences to be paid to the Participant) shall not in any event be less than the monthly amount that would be determined for such 50% Qualified Joint and Survivor Annuity had: (A) the

Participant permanently ceased to be an Employee no later than as of December 31, 2007 (and thus as if no service or compensation of the Participant were completed or received by him after such date); and (B) instead of and in substitution for the Plan’s actuarial assumptions or factors referred to in the second sentence of this paragraph (a), the actuarial assumptions or factors used in the Plan with respect to the determination of the monthly amount of such benefit been the Plan’s actuarial assumptions or factors which were in effect as of December 31, 2007 (and which actuarial assumptions and factors are noted in paragraph (b) below).

(ii) Also notwithstanding the foregoing provisions of this paragraph (a), if the commencement date of the Participant’s retirement benefit occurs on or after January 1, 2008, if the Participant had been a Participant in the Plan prior to January 1, 2008, and if the Participant’s retirement benefit is paid in the form of a 75% Qualified Joint and Survivor Annuity or a 100% Qualified Joint and Survivor Annuity, then the monthly amount of such 75% Qualified Joint and Survivor Annuity or 100% Qualified Joint and Survivor Annuity (that is payable to the Participant during the joint lives of the Participant and the person who is his spouse on the date as of which the annuity commences to be paid to the Participant) shall not in any event be less than the monthly amount that makes such annuity actuarially equivalent (using the actuarial assumptions referred to in the second sentence of this paragraph (a)) to the Participant’s retirement benefit if it was paid in the form of a 50% Qualified Joint and Survivor Annuity that commences as of the same commencement date as applies to such 75% Qualified Joint and Survivor Annuity or 100% Qualified Joint and Survivor Annuity.

(b) If the commencement date of the Participant’s retirement benefit occurs prior to January 1, 2008 (in which case the Qualified Joint and Survivor Annuity is a 50% Qualified Joint and Survivor Annuity, since that was the only type of Qualified Joint and Survivor Annuity then permitted under the Plan), then the monthly amount of the Qualified Joint and Survivor Annuity that is payable to the Participant during the joint lives of the Participant and the person who is his spouse on the date as of which the annuity commences to be paid to the Participant (for purposes of this paragraph (b), the “QJSA’s monthly amount”) shall be equal to a percentage of the monthly amount that would otherwise have applied to the retirement benefit if it was paid in the form of a Single Life Annuity that commences as of the same commencement date as applies to such Qualified Joint and Survivor Annuity. Such percentage shall be based upon the Participant’s attained age on the commencement date of his retirement benefit and in accordance with the following rules: (i) less than 30 years of age, 97%; (ii) at least 30 but less than 40 years of age, 95%; (iii) at least 40 but less than 50 years of age, 92%; and (iv) at least 50 years of age, 90%. Such “97%,” “95%,” “92%,” or “90%” factor, as the case may be, shall for all purposes of the Plan (including the provisions of Section 11.5 below) be considered an actuarial assumption that is used to make the Participant’s retirement benefit when payable in the form of a 50% Qualified Joint and Survivor Annuity that commences as of any date prior to January 1, 2008 actuarially equivalent to such retirement benefit when payable in the form of a Single Life Annuity that commences as of the same pre-January 1, 2008 date.

(c) Further, if the person who is the Participant’s spouse on the date as of which the Qualified Joint and Survivor Annuity commences to be paid to the Participant (for purposes of this paragraph (c), the Participant’s “spouse”) predeceases the Participant, the monthly amount of the Qualified Joint and Survivor Annuity that is payable to the Participant after the death of his spouse shall be equal to the same monthly amount that would otherwise have applied to the Participant’s retirement benefit if it had been paid in the form of a Single Life Annuity beginning as of the same commencement date as applies to such Qualified Joint and Survivor Annuity.

4. Subsections 11.5.4 and 11.5.5 of the Plan shall be deleted and replaced by new Subsections 11.5.4, 11.5.5, and 11.5.6 reading as follows.

11.5.4 When the commencement date of any benefit under the Plan occurs on or after January 1, 2000 and prior to January 1, 2008, the “applicable interest rate” and the “applicable mortality assumption” that apply to such benefit (and that may be referred to in any other provision of the Plan) shall be deemed to be the GATT applicable interest rate and the GATT applicable mortality assumption that apply to such benefit under the following paragraphs of this Subsection 11.5.4.

(a) For purposes hereof, the “GATT applicable interest rate” that applies to such benefit shall be deemed to mean the annual interest rate on 30-year Treasury securities for the fifth calendar month which precedes the first calendar month included in the Plan Year in which the applicable benefit’s commencement date occurs and as such rate is published (in a Revenue Ruling, Notice, or other written form) by the Internal Revenue Service under section 417(e)(3) of the Code.

(b) For purposes hereof, the “GATT applicable mortality assumption” that applies to such benefit shall be deemed to mean an appropriate mortality assumption based on the mortality table prescribed by the Internal Revenue Service under Code section 417(e)(3) to apply as of the commencement date of the applicable benefit (which table shall be based on the prevailing commissioners’ standard table described in Code section 807(d)(5)(A) and used to determine reserves for group annuity contracts, without regard to any other subparagraph of section 807(d)(5) of the Code). In accordance with the immediately preceding sentence, (i) the GATT applicable mortality assumption for any applicable Plan benefit with a commencement date that occurs on or after January 1, 2000 and prior to December 31, 2002 shall be determined under the mortality table published by the Internal Revenue Service in Revenue Ruling 95-6 and (ii) the GATT applicable mortality assumption for any applicable Plan benefit with a commencement date that occurs on or after December 31, 2002 and prior to January 1, 2008 shall be determined under the mortality table published by the Internal Revenue Service in Revenue Ruling 2001-62.

11.5.5 When the commencement date of any benefit under the Plan occurs on or after January 1, 2008, the “applicable interest rate” and the “applicable mortality assumption” that apply to such benefit (and that may be referred to in any other provision of the Plan) shall be deemed to be the PPA applicable interest rate and the PPA applicable mortality assumption that apply to such benefit under the following paragraphs of this Subsection 11.5.5.

(a) For purposes hereof, the “PPA applicable interest rate” that applies to such benefit shall be deemed to mean the adjusted first, second, and third segment rates (as such terms are defined in Code section 417(e)(3)(D)) applied under rules similar to the rules of Code section 430(h)(2)(C) for the fifth calendar month which precedes the first calendar month included in the Plan Year in which the applicable benefit’s commencement date occurs and as such rate is published (in a Revenue Ruling, Notice, or other written form) by the Internal Revenue Service under section 417(e)(3) of the Code.

(b) For purposes hereof, the “PPA applicable mortality assumption” that applies to such benefit shall be deemed to mean an appropriate mortality assumption determined under the mortality table published by the Internal Revenue Service under Code section 417(e)(3) for the calendar year in which occurs the date as of which the applicable benefit is paid. In accordance with the immediately preceding sentence, (i) the applicable mortality assumption for any applicable Plan benefit with a commencement date that occurs in 2008 (but no later calendar year) shall be determined under the 2008 Applicable Mortality Table as published by the Internal Revenue Service in the appendix to Revenue Ruling 2007-67 and (ii) the applicable mortality assumption for any applicable Plan benefit with a commencement date that occurs in a calendar year later than 2008 shall be determined under the applicable mortality table published (in a Revenue Ruling, Notice, or other written form) by the Internal Revenue Service under Code section 417(e)(3) for such later calendar year.

11.5.6 Except to the extent otherwise permitted by applicable law, Treasury regulations, or Revenue Rulings, Notices, or other written guidance of the Internal Revenue Service, if the Plan is amended to change any of the actuarial assumptions or factors used in the Plan to determine actuarial equivalence, then the monthly or lump sum amount or value of any Plan benefit (that is payable in any form, and commences as of any date, permitted under the Plan) which is applicable to a Participant who is a Participant in the Plan on the effective date of the amendment and the monthly or lump sum amount or value of which is determined in part by using the Plan’s actuarial assumptions or factors shall be determined in accordance with the provisions of the Plan in effect as of the date the benefit is to commence or be paid; except that the monthly or lump sum amount or value of such benefit shall not in any event be deemed to be less than would apply if both: (a) such benefit were determined as if the applicable Participant had permanently ceased to be an Employee no later than as of the day next preceding the effective date of the amendment (and thus as if no service or compensation of the Participant were completed or received by him after such date); and (b) instead of and in substitution for the Plan’s actuarial assumptions or factors in effect as of the date the benefit is to commence or be paid, the actuarial assumptions or factors used in the Plan with respect to the determination of the monthly or lump sum amount or value of such benefit were the Plan’s actuarial assumptions or factors which were in effect as of the day next preceding the effective date of the amendment. In accordance with Internal Revenue Service guidance (including guidance set forth in Treas. Reg. section 1.417(e)-1(d)(10) and Revenue Ruling 2007-67), however, the provisions of this Subsection 11.5.6 shall not apply to any changes that are made by the provisions of Subsections 11.5.3, 11.5.4, and 11.5.5 above with respect to the actuarial assumptions used to determine the “applicable interest rate” and the “applicable mortality assumption” that apply to any Plan benefit based on the commencement date of such benefit.

IN ORDER TO EFFECT THE FOREGOING CHANGES TO THE PLAN, the Plan’s sponsor, Cincinnati Bell Inc., has caused its name to be subscribed to this Plan amendment.

CINCINNATI BELL INC.

By:	/s/ Christopher J. Wilson
Title:	V.P. General Counsel & Secretary
Date:

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